UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 27, 2003

Commission file number 0-15701

NATURAL ALTERNATIVES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-1007839 (I.R.S. Employer Identification No.)

1185 Linda Vista Drive

San Marcos, California 92069

(Address of principal executive offices, including zip code)

(760) 744-7340

(Registrant’s telephone number, including area code)

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

99.1	Press release dated October 27, 2003 of the registrant

Item 12.	Results of Operations and Financial Condition.

On October 27, 2003, the registrant issued a press release announcing financial results for the first quarter ended September 30, 2003. A copy of this press release is attached hereto as Exhibit 99.1.

The information in this report and the exhibits hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this report shall not be incorporated by reference into any filing of the registrant with the SEC, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natural Alternatives International, Inc.

Date: October 27, 2003	By:	/s/ John R. Reaves

John R. Reaves Chief Financial Officer